SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 21, 2016 (June 15, 2016)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 15, 2016, Dynegy Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”) related to a public offering of 4,000,000 7.00% tangible equity units (the “Units”), each with a stated amount of $100.00.  Pursuant to the terms and conditions of the Underwriting Agreement, the Company granted the Underwriters an over-allotment option to purchase an additional 600,000 tangible equity units, which was exercised in full on June 16, 2016. The closing of the offering of 4,600,000 Units occurred on June 21, 2016. A copy of the press release, dated June 16, 2016, announcing the pricing of the Units offering and a copy of the press release, dated June 21, 2016, announcing the closing of the Units offering are being furnished pursuant to Regulation FD as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

Each Unit is comprised of (i) a prepaid stock purchase contract issued by the Company (each, a “Purchase Contract”), pursuant to which the Company will deliver to the holder, not later than July 1, 2019 (subject to postponement in certain limited circumstances, the “mandatory settlement date”), unless earlier redeemed or settled, not more than 6.1996 shares of the Company’s common stock (the “Common Stock”) and not less than 5.0201 shares of Common Stock per Purchase Contract based upon the applicable fixed settlement rate (as defined below), and (ii) a senior amortizing note issued by the Company (each, an “Amortizing Note”), with an initial principal amount of $18.94911 that pays an equal quarterly cash installment of $1.7500 per Amortizing Note (or, in the case of the installment payment due October 1, 2016, $1.94444 per Amortizing Note), which in the aggregate will be equivalent to a 7.00% cash payment per year with respect to each $100.00 stated amount of Units.

Each Unit may be separated by a holder into its constituent Purchase Contract and Amortizing Note after the initial issuance date of the Units, and the separate components may be combined to create a Unit after the initial issuance date, in each case in accordance with the terms of the Purchase Contract Agreement (as defined below).

The sale of the Units was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-199179), as supplemented by a preliminary prospectus supplement filed with the Securities and Exchange Commission on June 15, 2016 and a final prospectus supplement filed with the SEC on June 17, 2016 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Company intends to apply for listing of the Units on The New York Stock Exchange (“NYSE”) under the symbol “DYNC,” and, if approved for listing, the Company expects that the Units will begin trading on the NYSE within 30 calendar days after the issuance of the Units.  However, initially, the Company will not apply to list the separate Purchase Contracts and separate Amortizing Notes on any securities exchange or automated inter-dealer quotation system, but may apply to list the separate Purchase Contracts and separate Amortizing Notes in the future.

Purchase Contracts

In connection with the issuance of the Units, the Company entered into a Purchase Contract Agreement (the “Purchase Contract Agreement”), dated as of June 21, 2016 with Wilmington Trust, National Association, as purchase contract agent and as attorney-in-fact for the holders of the Purchase Contracts from time to time, and as trustee under the Indenture (as defined below).

Unless previously settled early at the holder’s or the Company’s election or redeemed by the Company in connection with an acquisition termination redemption (as defined in the Purchase Contract Agreement), for each Purchase Contract the Company will deliver to such holder on the third business day immediately following the last trading day of the observation period a number of shares of Common Stock determined as described herein (a “mandatory settlement”). The “observation period” will be the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day immediately preceding July 1, 2019 (the “mandatory settlement date”). The number of shares of Common Stock issuable upon mandatory settlement of each Purchase Contract (the “settlement amount”) will be equal to the sum of the “daily settlement amounts” (as defined below) for each of the 20 consecutive trading days during the relevant observation period.

The “daily settlement amount” for each Purchase Contract and for each of the 20 consecutive trading days during the observation period will consist of:

•                  if the daily VWAP is equal to or greater than $19.92 per share, subject to adjustment (the “threshold appreciation price”), a number of shares of Common Stock equal to (i) 5.0201 shares of Common Stock, subject to adjustment (the “minimum settlement rate”) divided by (ii) 20:

•                  if the daily VWAP is less than the threshold appreciation price but greater than $16.13 per share, subject to adjustment (the “reference price”), a number of shares of Common Stock equal to (i) the Unit stated amount of $100.00 divided by the daily VWAP, divided by (ii) 20; and

•                  if the daily VWAP is less than or equal to the reference price, a number of shares of Common Stock equal to (i) 6.1996 shares of Common Stock, subject to adjustment (the “maximum settlement rate”) divided by (ii) 20.

The initial threshold appreciation price represents an appreciation of approximately 23.5% above the initial reference price of $16.13 per share. The initial minimum settlement rate is equal to the Unit stated amount of $100.00 divided by the initial threshold appreciation price of $19.92 per share. The initial maximum settlement rate is equal to the Unit stated amount of $100.00 divided by the initial reference price of $16.13 per share.

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the third business day immediately preceding the mandatory settlement date, any holder of a Purchase Contract may settle any or all of its Purchase Contracts early, and the Company will deliver a number of shares of Common Stock equal to the minimum settlement rate, as determined under the Purchase Contract Agreement.  The market value of the Common Stock on the early settlement date will not affect the early settlement rate.  In addition, if a “fundamental change” (as defined in the Purchase Contract Agreement) occurs and the Purchase Contract holder elects to settle its Purchase Contracts early in connection with such fundamental change, such holder will receive a number of shares of Common Stock based on the “fundamental change early settlement rate” as determined under the Purchase Contract Agreement.

The Company may elect to settle all outstanding Purchase Contracts early at the maximum settlement rate.  If the Company elects to settle all the Purchase Contracts early, the holders of the Amortizing Notes will have the right to require the Company to repurchase the Amortizing Notes.  In the event the holder of a Purchase Contract elects to settle its Purchase Contracts early, and not in connection with a fundamental change, such holder will not have the right to require the Company to repurchase its Amortizing Notes.  If a fundamental change occurs, the holder will have the right to require the Company to repurchase its Amortizing Notes.

As previously disclosed in the Company’s Current Report on Form 8-K filed on March 1, 2016, Atlas Power Finance, LLC, a Delaware limited liability company (“Purchaser”), entered into a Stock Purchase Agreement (the “Acquisition Agreement”) with GDF SUEZ Energy North America, Inc., a Delaware corporation (“Target”), and International Power, S.A., a “societe anonyme” under the laws of Belgium (“Seller”). Pursuant to, and subject to the terms and conditions of, the Acquisition Agreement, Purchaser will purchase from Seller all of the issued and outstanding shares of common stock of Target for a base purchase price of $3.3 billion in cash, subject to certain adjustments.

If the Acquisition Agreement has been terminated on or prior to June 1, 2017, the Company may at its option elect to redeem all, but not less than all, of the outstanding Purchase Contracts for the applicable redemption amount set forth in the Purchase Contract Agreement.  In the event of such a redemption, the holders of the Amortizing  Notes will have the right to require the Company to repurchase the Amortizing Notes as described below.

Amortizing Notes

In connection with the issuance of the Amortizing Notes, the Company entered into a Base Indenture, dated as of June 21, 2016 (the “Base Indenture”), with Wilmington Trust, National Association, as trustee and the Supplemental Indenture, dated as of June 21, 2016 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), with Wilmington Trust, National Association, as trustee.

Each installment payment of $1.7500 (or, in the case of the installment payment due on October 1, 2016, $1.94444) per Amortizing Note will be paid in cash and will constitute a partial repayment of principal and a payment of interest, computed at an annual rate of 7.00%. Interest will be calculated on the basis of a 360 day year consisting of twelve 30 day months. Payments will be applied first to the interest due and payable and then to the reduction of the unpaid principal amount, allocated as set forth in the Indenture.

If a fundamental change occurs, or if the Company elects to settle the Purchase Contracts early or to redeem the Purchase Contracts in connection with a termination of the Acquisition Agreement as described above, then the holders of the Amortizing Notes will have the right to require the Company to repurchase the Amortizing Notes at the repurchase price described in the Supplemental Indenture.

The Indenture contains certain covenants by the Company, including a covenant that limits the Company’s ability to consolidate, merge, sell, or otherwise dispose of all or substantially all of its assets.  The Indenture also contains customary events of default which would permit the holders of the Amortizing Notes to declare those Amortizing Notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely installment payments on the Amortizing Notes or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

The foregoing description of the Underwriting Agreement, the Purchase Contract Agreement, the Indenture and the related instruments and transactions associated therewith does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreements and instruments, each of which is attached hereto and are incorporated herein by reference.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above with respect to the Unit offering is incorporated by reference into this Item 2.03.

Item 8.01                                           Other Events

In connection with the offering of the Units, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference herein: (i) the Underwriting Agreement, (ii) the Base Indenture, (iii) the Supplemental Indenture, (iv) the Purchase Contract Agreement, (v) the form of Unit, (vi) the form of Purchase Contract, (vi) the form of Amortizing Note and (vii) the opinion of White & Case LLP, and related consent. The CUSIP number and ISIN are 26817R 405 and US26817R4056 for the Units, 26817R 306 and US26817R3066 for the Amortizing Notes and 26817R 124 and US26187R1243 for the Purchase Contracts, respectively.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibits:

Exhibit No.	Document
1.1	Underwriting Agreement, dated as of June 15, 2016, among Dynegy Inc., Morgan Stanley & Co. LLC, and RBC Capital Markets, LLC.

4.1	Indenture, dated June 21, 2016, between Dynegy Inc. and Wilmington Trust, National Association.

4.2	Supplemental Indenture to the Indenture, dated June 21, 2016, between Dynegy Inc. and Wilmington Trust, National Association.

4.3	Purchase Contract Agreement, dated June 21, 2016, between Dynegy Inc. and Wilmington Trust, National Association.

4.4	Form of Unit (included in Exhibit 4.3).

4.5	Form of Purchase Contract (included in Exhibit 4.3).

4.6	Form of Amortizing Note (included in Exhibit 4.2).

5.1	Opinion of White & Case, LLP.

23.1	Consent of White & Case, LLP (included in Exhibit 5.1).

99.1	Press release dated June 16, 2016, announcing pricing of the tangible equity units offering.

99.2	Press release dated June 21, 2016, announcing closing of the tangible equity units offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2016	DYNEGY INC.
(Registrant)
	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Document
1.1	Underwriting Agreement, dated as of June 15, 2016, among Dynegy Inc., Morgan Stanley & Co. LLC, and RBC Capital Markets, LLC.

4.1	Indenture, dated June 21, 2016, between Dynegy Inc. and Wilmington Trust, National Association.

4.2	Supplemental Indenture to the Indenture, dated June 21, 2016, between Dynegy Inc. and Wilmington Trust, National Association.

4.3	Purchase Contract Agreement, dated June 21, 2016, between Dynegy Inc. and Wilmington Trust, National Association.

4.4	Form of Unit (included in Exhibit 4.3).

4.5	Form of Purchase Contract (included in Exhibit 4.3).

4.6	Form of Amortizing Note (included in Exhibit 4.2).

5.1	Opinion of White & Case, LLP.

23.1	Consent of White & Case, LLP (included in Exhibit 5.1).

99.1	Press release dated June 16, 2016, announcing pricing of the tangible equity units offering.

99.2	Press release dated June 21, 2016, announcing closing of the tangible equity units offering.